Exhibit 99.1

TCF Financial Corporation

2010 Second Quarter Investor Presentation

Built on convenience, stability and trust.

1.)                                  Corporate Profile

At June 30, 2010

•                  $18 billion financial holding company headquartered in Minnesota

•                  34th largest publicly traded U.S. based bank by asset size

•                  441 bank branches in eight states, 70 branches opened since January 1, 2005

•                  24th largest U.S. branch network

•                  Eight campus alliances; 5th largest in campus card banking relationships

•                  At July 7, 2010, 982 ATMs free to TCF customers; 496 off-site

•                  10th largest issuer of Visa® Classic debit cards

•                  12th largest issuer of Visa Commercial debit cards

•                  13th largest bank-affiliated leasing company in the U.S.

•                  Total equity to total assets of 8.18%

•                  Tangible realized common equity of 7.18% 1

•                  61st consecutive quarter of profitability

Branches by State

Minnesota	110
Illinois	200
Michigan	56
Colorado	36
Wisconsin	26
Arizona	7
Indiana	5
South Dakota	1
Total	441

Well-Diversified Loan Portfolio

($ millions)

	12/31/99	% of Total	6/30/10	% of Total

Consumer Lending	$5,978	76%	$7,289	50%
Commercial Lending	1,425	18	3,706	25
Leasing	493	6	3,000	21
Inventory Finance	—	—	645	4
Total	$7,896	100%	$14,640	100%

1                   See “Reconciliation of GAAP to Non-GAAP Measures” slide

2.)                                  What Makes TCF Different

At June 30, 2010

•      Convenience

TCF banks a large and diverse customer base by offering a host of convenient banking services:

•                  Traditional, supermarket and campus branches open seven days a week

•                  Free debit cards, free coin counting and 982 free ATMs at July 7, 2010

•                  TCF Free Online banking

•      Credit Quality

•                  TCF is primarily a secured portfolio lender, emphasizing credit quality over asset growth

•      Core deposit funding for national diverse lending platform

•                  Grew core deposits by $805.9 million year-over-year; decreased total certificate of deposit balances by $901.9 million year-over-year

•                  Grew nationally-oriented specialty finance businesses by $664.4 million year-over-year

3.)           What Makes TCF Different (continued)

•      No teaser rate or subprime lending programs

•      No option ARM loans

•      No asset-backed commercial paper

•      No Freddie Mac or Fannie Mae preferred stock

•      No non-agency mortgage-backed securities

•      No off-balance-sheet funding or securitizations

•      No auto lease portfolio

•      No bank-owned life insurance

•      No structured investment vehicles (SIVs)

•      No mortgage servicing rights

•      No brokered deposits

4.)                                  Diversified Revenue Base

At June 30, 2010

Good Revenue Growth +5%*
($ millions)

	12/06	12/07	12/08	12/09	6/10

Net Interest Income	$538	$550	$594	$633	$351
Non-interest Income	489	542	498	526	259
Total	$1,027	$1,092	$1,092	$1,159	$610

Strong Net Interest Margin
(Percent)

	2006	2007	2008	2009	2010
TCF, 4.18%
First Quarter	4.25	4.00	3.84	3.66	4.20
Second Quarter	4.22	4.02	4.00	3.80	4.18
Third Quarter	4.11	3.90	3.97	3.92
Fourth Quarter	4.07	3.83	3.84	4.07

KBW Regional Banking
Index Median, 3.71%[2]
First Quarter	3.79	3.66	3.61	3.49	3.71
Second Quarter	3.84	3.69	3.64	3.57
Third Quarter	3.81	3.68	3.64	3.64
Fourth Quarter	3.70	3.69	3.65	3.68

Strong Mix of Fee Revenues [1]
($ millions)

	6/10	% of Total

Banking Fees and Service Charges	$144	56%
Card Revenue	56	21
Specialty Finance	43	17
ATM Revenue	15	6
Other	1	N.M.
Total	$259	100%

*      Twelve-month growth rate

1      Year-to-date

2      As of March 31, 2010

N.M.- Not Meaningful

5.)                                  Non-Interest Expense

($ millions)

	2Q10	2Q09	% Change
Compensation and employee benefits	$87.0	$90.8	(4.2)%
Occupancy and equipment	31.3	31.5	(.7)
Deposit account premiums	5.5	7.3	(24.8)
FDIC Premiums	5.2	4.9	5.6
Advertising and marketing	3.7	4.1	(9.7)
Other	35.1	36.0	(2.8)
Core operating expenses [1]	167.8	174.6	(4.0)
Operating lease depreciation	9.8	3.9	154.2
REO and repossessed assets, net	8.8	6.4	37.0
Other credit costs, net	2.7	3.2	(15.3)
FDIC special assessment	—	8.4	(100.0)
Total non-interest expense	$189.1	$196.5	(3.8)%

1Reduction is net of a $4.8 million increase in core operating expenses due to continued expansion of TCF Inventory Finance.

6.)                                  Strong Deposit Franchise

Quarterly Average Balances

($ millions)

	12/06	12/07	12/08	12/09	6/10

Checking	$4,141	$3,981	$3,914	$4,116	$4,529
Savings	2,321	2,596	2,861	5,231	5,495
Money Market	594	598	625	672	661
Certificates of Deposit	2,471	2,307	2,449	1,367	1,044
Total	$9,527	$9,482	$9,849	$11,386	$11,729

Average Rate [1]:	2.33%	2.29%	1.51%	.74%	.56%

1    Quarter-to-date (annualized)

7.)           Deposit Strategies

•      Earn a significant portion of our profits from the deposit side of the bank

•      Branch location strategy emphasizes great retail locations in densely populated suburban/metro markets

•      Accumulate a large number of low-cost core accounts by offering convenient, competitive and diversified products and services

•      Low-cost checking accounts are the anchor account used to build additional customer relationships

•      Convenience oriented - open longer hours, 7 days a week

8.)           Significant Liquidity & Borrowing Capacity

At June 30, 2010

•      TCF has unused, secured borrowing capacity from the following sources:

•      Federal Home Loan Bank of Des Moines - $2.2 billion

•      Federal Reserve Discount Window - $591 million

9.)           Banking Fees & Other Revenue 1

($ millions)

	2006	2007	2008	2009	2010

First Quarter	$92	$94	$96	$90	$100
Second Quarter	104	106	103	112	115
Third Quarter	105	107	107	111	—
Fourth Quarter	99	106	100	109	—
Total	$400	$413	$406	$422	$215

1        Consisting of fees and service charges, card revenue and ATM revenue

10.)         Proactive Deposit Fee Initiatives

•      New Federal Reserve regulation prohibits financial institutions from charging NSF fees on certain transactions unless customers opt-in

•      Continuing to educate new and existing customers on the new opt-in regulation; all accounts are subject to opt-in election on August 15 th

•      Replaced Totally Free Checking with new anchor account during the first quarter of 2010

•      Monthly maintenance fee on accounts not meeting certain minimum balance requirements or not having a direct deposit

•      Goal is to remain revenue neutral for 2010

11.)                           Card Revenue +8%*
($ millions)

	2006	2007	2008	2009	2010

First Quarter	$21.3	$23.3	$24.8	$25.0	$27.1
Second Quarter	22.9	24.9	26.8	26.6	28.6
Third Quarter	24.4	25.6	26.2	26.4	—
Fourth Quarter	23.5	25.1	25.3	26.8	—
Total	$92.1	$98.9	$103.1	$104.8	$55.7

Sales Volume:	$6,465	$6,949	$7,280	$7,308	$3,850	[1]
Average Interchange Rate:	1.36%	1.35%	1.34%	1.34%	1.37%	[1]

At June 30, 2010

•      10th largest issuer of Visa Classic debit cards

•      12th largest issuer of Visa Commercial debit cards

•      $3.9 billion in sales volume, up 6.8% 1

•      21.5 transactions per month on active cards, up 4.9% 1

•      Interchange fees paid by merchants, not customers

•      Pending interchange legislation would likely result in fees being paid by customers

*     Twelve-month growth rate

1     Year-to-date

12.)                           Stable Loan Growth +5%*
($ millions)

	Diverse Products and Geographies

	12/06	12/07	12/08	12/09	6/10

Consumer Lending	$6,717	$7,274	$7,364	$7,332	$7,289
Commercial Lending	2,943	3,116	3,491	3,719	3,706
Leasing and Equipment Finance	1,818	2,104	2,486	3,071	3,000
Inventory Finance	—	—	5	469	645
Total	$11,478	$12,494	$13,346	$14,591	$14,640

*   Twelve-month growth rate

13.)         Commercial Lending
($ millions)

Secured Lending Philosophy

	12/06	12/07	12/08	12/09	6/10

Commercial Real Estate	$2,391	$2,558	$2,984	$3,269	$3,341
Commercial Business	552	558	507	450	365
Total	$2,943	$3,116	$3,491	$3,719	$3,706

At June 30, 2010

•      Commercial real estate — $3.3 billion

•      25% retail services

•      20% apartment loans

•      19% office buildings

•      15% industrial buildings

•      2% residential home builders

•      Commercial business — $365 million

•      Commercial highlights

•      5.62% average yield

•      86% fixed rate, 14% variable rate

•      Over 60-day delinquency rate ..22% 1

•	Net charge-offs:	2010	2009	2008
		.91% [2]	1.24%	.54%

•      Approximately 99% of all commercial loans secured

•      CRE location mix: 94% TCF Banking Markets, 6% Other

•      Michigan exposure is $796 million

1      Excludes non-accrual loans

2      Annualized

14.)         Leasing & Equipment Finance 1 +8%*
($ millions)

	Growth Opportunities Still Exist

	12/06	12/07	12/08	12/09	6/10

Leasing and Equipment Finance	$1,899	$2,175	$2,545	$3,177	$3,093

At June 30, 2010

•      13th largest bank-affiliated leasing company in the U.S.

•      29th largest equipment finance/leasing company in the U.S.

•      Diverse equipment types

•      19% specialty vehicles

•      14% manufacturing

•      14% medical

•      12% construction

•      6.54% average yield

•      Uninstalled backlog of $348 million

•      Unguaranteed residuals of only $110.2 million, or 3.7% of loans and leases

•      Over 60-day delinquency rate ..23% 2

•	Net charge-offs:	2010	2009	2008
		.93% [3]	.97%	.50%

*      Twelve-month growth rate

1      Includes operating leases ($92.5 million at June 30, 2010)

2      Excludes non-accrual loans and leases

3      Annualized

15.)                           TCF Inventory Finance

($ millions)

	Experienced and Seasoned
	Management

	6/09	9/09	12/09	3/10	6/10

Electronics & Appliances	$118.3	$128.4	$122.3	$119.6	$122.4
Lawn & Garden	38.9	96.4	346.5	580.8	521.8
Total	$157.2	$224.8	$468.8	$700.4	$644.2

At June 30, 2010

•                  Inventory floorplan finance business with a focus on lawn and garden products, consumer electronics, and household appliances

•                  Operates primarily in the U.S. with a presence in Canada

•                  239 employees

•                  100% variable rate receivables

•                  Average yield 7.38%

•	Net charge-offs:	2010	2009
		.16% [1]	.10%

•      Credit support from equipment manufacturers

•      Credit risk spread across 8,489 active dealers

1          Annualized

16.)                           Wholesale Banking1 Credit Quality

Quarter-to-Date

($ millions)

	9/09	12/09	3/10	6/10

Net charge-offs [2]:
Commercial	1.23%	.79%	.85%	.98%
Specialty finance	1.27%	.91%	.79%	.82%
Total wholesale banking	1.25%	.84%	.82%	.90%
Over 60-day delinquencies [3]	.39%	.32%	.27%	.31%
Non-accrual loans and leases	$150.1	$157.0	$157.4	$179.1
Other real estate owned and repossessed assets	$41.5	$56.0	$51.7	$48.3

1                   Includes commercial banking and specialty finance

2                   Annualized

3                   Excludes non-accrual loans and leases

17.)	Classified Wholesale Loans & Leases [1]
($ millions)

	6/09	9/09	12/09	3/10	6/10

Classified Wholesale Loans and Leases	$213	$329	$370	$435	$439

At June 30, 2010

•      By type

•      Commercial real estate — $343.9 million

•              Up 19.1% from December 31, 2009

•      Commercial business — $52.1 million

•              Up 22.6% from December 31, 2009

•      Leasing and equipment finance — $38.1 million

•              Down 2.3% from December 31, 2009

•      Inventory Finance — $5.2 million

•      Over 60-day delinquency rate 2.15% 2

1                   See “Source References & Footnotes” slide for a detailed description of classified wholesale loans and leases

2                   As a percent of classified wholesale loans and leases

18.)	Consumer Real Estate
($ millions)

	12/06	12/07	12/08	12/09	6/10

First Mortgages	$4,409	$4,707	$4,882	$4,962	$4,933
Junior Liens	2,101	2,344	2,420	2,319	2,307
Total	$6,510	$7,051	$7,302	$7,281	$7,240

At June 30, 2010

•      74% first lien positions, average loan amount of $123,127

•      26% junior lien positions, average loan amount of $40,519

•      70% fixed rate, 30% variable rate

•                 $1.9 billion, or 89%, of variable-rate consumer real estate loans were at their contractual interest rate floor at July 1, 2010

•      Average home value of $252,9401

•      6.02% average yield

•      Over 60-day delinquency rate 1.51%2

• Net charge-offs:	2010	2009	2008
	1.62%[3]	1.46%	.86%

•      Average FICO score at origination 726

•      Michigan exposure is $1.1 billion

•      $2 billion of loans originated since January 1, 2008 with 2010 net charge-offs of .33%3

1                   Based on value at origination

2                   Excludes non-accrual loans

3                   Annualized

19.)         Consumer Real Estate Credit Quality

Quarter-to-Date

($ millions)

	9/09	12/09	3/10	6/10

Net charge-offs [1]:
First mortgage lien	1.27%	1.34%	1.32%	1.36%
Junior lien	2.44%	2.54%	2.25%	2.20%
Total	1.65%	1.73%	1.61%	1.63%
Over 60-day delinquencies[2]	1.33%	1.16%	1.45%	1.51%
Non-accrual loans	$118.6	$139.2	$147.9	$151.0
Other real estate owned	$73.4	$67.0	$65.3	$81.9
Accruing restructured loans	$159.9	$252.5	$285.6	$297.1

1      Annualized

2      Excludes non-accrual loans

20.)         Restructured Consumer Real Estate Loans

•      Loans modified to assist customers with their financial hardship by lowering their monthly loan payments through a reduced interest rate for up to 18 months

•      In the second quarter of 2010, modified $23.5 million of consumer real estate loans that are considered restructured loans which continue to accrue interest

•      Reserved for based on present value of expected cash flows - $32.9 million, or 11.1% at June 30, 2010

•      The over 60-day delinquency rate was 4.30% at June 30, 2010

•      TCF’s current modification program started in August 2009 and represents 78.4% of the June 30, 2010 balance

21.)         Home Price Trends

	S&P/Case-Shiller® Home Price Index[1]
	April	April	April	April	Last Year
	2007	2008	2009	2010	% Change

Minneapolis	168.5	143.1	111.8	122.5	9.6%
Chicago	168.3	153.1	124.8	122.9	(1.5)
Detroit	116.3	95.6	71.5	69.4	(2.9)
Denver	136.7	130.4	124.1	129.5	4.4
Phoenix	218.5	164.4	106.6	112.4	5.5

1 The S&P/Case-Shiller Home Price Indices track the price path of typical single-family homes located in various metropolitan areas. Each index combines matched price pairs for thousands of individual houses from the available universe of arms-length sales data. The indices have a base value of 100 in January 2000; thus, for example, a current index value of 150 translates to a 50% appreciation rate since January 2000 for a typical home located in the given market.  Data is seasonally adjusted. Source: Standard & Poor’s

22.)                           Loan & Lease Geographic Diversification

($000s)

		Commercial
	Consumer	Real Estate	Leasing and
	Real Estate	and Commercial	Equipment	Inventory
At June 30, 2010:	and Other	Business	Finance	Finance	Total
Minnesota	$2,827,708	$917,307	$74,351	$42,815	$3,862,181
Illinois	2,208,522	939,325	104,280	27,309	3,279,436
Michigan	1,100,453	796,407	105,424	23,008	2,025,292
Wisconsin	492,173	541,824	50,367	19,888	1,104,252
Colorado	546,980	126,110	44,905	4,294	722,289
California	2,947	18,425	377,799	15,852	415,023
Texas	1,967	2,802	240,352	30,307	275,428
Florida	3,858	58,779	180,487	29,377	272,501
Ohio	3,534	53,928	119,075	31,469	208,006
New York	3,620	4,205	165,092	31,438	204,355
Indiana	24,440	72,882	58,910	19,700	175,932
Arizona	55,011	36,543	72,620	7,055	171,229
Canada	—	—	4,091	21,612	25,703
Other	18,286	137,379	1,402,486	340,115	1,898,266
Total	$7,289,499	$3,705,916	$3,000,239	$644,239	$14,639,893

23.)                           Allowance for Loans and Leases 1

($ millions)

	12/06		12/07		12/08		12/09		6/10

Allowance for Loan & Lease Losses	$58.5		$80.9		$172.4		$244.5		$251.6
Net Charge-offs	.16%		.29%		.78%		1.34%		1.30%[2]

Allowance as a % of
period end loans & leases:	.51%		.65%		1.29%		1.68%		1.72%
Coverage ratio:	3.3	X	2.3	X	1.7	X	1.3	X	1.3	X2

1                   Excludes reserves netted against acquired equipment finance portfolio balances ($10.2 million at 12/09 and $6.9 million at 6/10)

2                   Annualized

24.)                           Credit Trends

(Percent)

	9/08	12/08	3/09	6/09	9/09	12/09	3/10	6/10

Net Charge-offs [1]	.82%	1.02%	1.04%	1.43%	1.52%	1.35%	1.22%	1.30%
Over 60-day Delinquencies	.54%	.60%	.60%	.72%	.81%	.69%	.82%	.87%

1                   Annualized

25.)                           Non-Performing Assets
($ millions)

	6/09	9/09	12/09	3/10	6/10

Non-accrual Loans & Leases	$239.9	$268.8	$296.3	$305.4	$330.2
Properties in Foreclosure	46.6	41.5	59.4	56.9	64.4
Properties Owned	50.3	52.7	46.3	44.5	53.5
Total	$336.8	$363.0	$402.0	$406.8	$448.1

Residential properties owned
Number:	269	298	298	350	410

26).                           Net Charge-offs 1 vs. Other Banks
(Percent)

	2006	2007	2008	2009	2010 [2]

TCF	.16%	.29%	.78%	1.34%	1.22%
Bank of America	.68	.81	1.72	3.42	4.19
US Bancorp	.38	.52	1.07	2.02	2.31
Wells Fargo	.64	.93	1.84	2.10	2.55
JP Morgan Chase	.67	.95	1.67	3.36	4.36
KeyCorp	.25	.38	1.52	3.37	3.60
PNC	.27	.31	.72	1.60	1.71

1                   As a percent of average loans & leases

2                   YTD as of March 31, 2010 (annualized)

27.)                           Non-Accrual Loans & Leases
($ millions)

			Leasing and
	Consumer	Commercial	Equipment	Inventory
	Real Estate	Lending	Finance	Finance	Total

Balance at March 31, 2010	$148.0	$102.4	$54.1	$.9	$305.4
Additions	59.9	51.8	12.1	1.4	125.2
Charge-offs	(13.9)	(7.4)	(6.6)	—	(27.9)
Transfers to other assets	(27.9)	(5.7)	(3.3)	—	(36.9)
Return to accrual status	(10.6)	—	(1.4)	(.6)	(12.6)
Payments received	(2.7)	(7.5)	(6.1)	(.7)	(17.0)
Other, net	(1.7)	(4.3)	—	—	(6.0)
Balance at June 30, 2010	$151.1	$129.3	$48.8	$1.0	$330.2
Net change	$3.1	$26.9	$(5.3)	$.1	$24.8

28.)                           Summary of Non-Accrual Loans
($ millions)

		Charge-offs and		Charge-offs and Allowance
	Contractual	Allowance	Net	Recorded as a % of
At June 30, 2010:	Balance	Recorded	Exposure	Contractual Balance

Consumer real estate	$191.7	$41.7	$150.0	21.8%
Commercial lending	161.4	43.3	118.1	26.8
Leasing and equipment finance	50.1	16.0	34.1	32.0
Inventory finance	1.0	.2	.8	19.6
Total	$404.2	$101.2	$303.0	25.0

29.)                           Summary of Real Estate Owned

($ millions)

	Contractual Loan			Charge-offs and Writedowns Recorded as a % of
	Balance Prior to	Charge-offs and		Contractual Loan Balance
	Non-performing	Writedowns	Other Real Estate	Prior to Non-performing
At June 30, 2010:	Status	Recorded	Owned Balance	Status

Consumer	$112.6	$30.7	$81.9	27.3%
Commercial	55.1	19.1	36.0	34.6
Total	$167.7	$49.8	$117.9	29.7

30.)                           Real Estate Owned

($ millions)

	Consumer	Commercial	Total

Balance at March 31, 2010	$65.3	$36.1	$101.4
Transferred in	34.5	2.8	37.3
Sales	(16.3)	(.5)	(16.8)
Writedowns	(2.3)	(.8)	(3.1)
Other, net	.7	(1.6)	(.9)
Balance at June 30, 2010	$81.9	$36.0	$117.9
Net change	$16.6	$(.1)	$16.5

31.)                           Capital Ratios
($ millions)

	12/06	12/07	12/08	12/09	6/10

Tangible Realized Common Equity	$915	$964	$996	$1,040	$1,284
Tangible Realized Common Equity Ratio [1]	6.30%	6.09%	6.01%	5.86%	7.18%

At June 30, 2010

•                  Other Capital Ratios

•                  Total equity to total assets — 8.18%

•                  Tier 1 common capital — 9.38%

•                  Tier 1 risk-based capital — 10.30%

•                  Total risk-based capital — 12.71%

1                   See “Reconciliation of GAAP to Non-GAAP Measures” slide

32.)                           Well-Positioned for Future Success

•                  Experienced and tenured management team

•                  “New” industry approach of portfolio lending funded with retail deposits has been a part of TCF’s business philosophy for many years

•                  New management structure (Wholesale, Retail and Treasury & Support Services) improves execution, reduces overhead and increases our ability to quickly react to changes and new opportunities

•                  Strong wholesale banking management team will enable profitable growth

•                  Core profitability is still very high when credit costs normalize

33.)                           Cautionary Statement

This presentation and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to the following:

* Adverse Economic or Business Conditions, Credit Risks.  Continued or deepening deterioration in general economic and banking industry conditions, or continued increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, deposit account attrition, or an inability to increase the number of deposit accounts; adverse changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including continuing declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings.

* Earnings/Capital Constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends in the future because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums as a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Act”), special assessments or other costs related to deteriorating conditions in the banking industry, the economic impact on banks of the Act, including phase out of trust preferred securities in Tier 1 capital, or additional capital, leverage, liquidity and risk management requirements; other regulatory reform legislation; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity.

* Legislative and Regulatory Requirements.  The creation of a new consumer protection bureau and limits on Federal preemption of state laws for national banks set forth in the Act; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the Act, including the imposition of underwriting or other limitations that impact the ability to use certain variable-rate products, and the reduction of interchange revenue from debit card transactions; other legislative or regulatory developments such as (continued)

34.)                           Cautionary Statement (continued)

mortgage foreclosure moratorium laws; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines (so-called “cramdown” provisions); increased health care costs resulting from recently enacted Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions, including those provided for under the Bank Secrecy Act; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

*Risks Relating to New Product Introduction. TCF has introduced a new anchor retail deposit account product that replaces TCF Totally Free Checking, and that calls for a monthly maintenance fee on accounts not meeting certain specific requirements.  TCF is also in the process of implementing new regulatory requirements that prohibit financial institutions from charging NSF fees on point-of-sale and ATM transactions unless customers opt-in.  Customer acceptance of the new product changes and regulatory requirements cannot be predicted with certainty, and these changes may have an adverse impact on TCF’s ability to generate and retain accounts and on its fee revenue.

*Litigation Risks.  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities or fees or charges, or employment practices, and possible increases in indemnification obligations for certain litigation against Visa U.S.A. (“covered litigation”) and potential reductions in card revenues resulting from covered litigation or other litigation against Visa.

* Competitive Conditions; Supermarket Branching Risks.  Reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches.

* Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments, including adoption of state legislation that would increase state taxes; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF.

* Technological and Operational Matters.  Technological, computer-related or operational difficulties or loss or theft of information and the possibility that deposit account losses (fraudulent checks, etc.) may increase.

Investors should consult TCF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K for additional important information about the Company.

35.)                           Reconciliation of GAAP to Non-GAAP Measures1
($000s)

June 30, 2010
Computation of total equity to total assets:
Total equity	$1,474,536
Total assets	$18,030,045
Total equity to total assets	8.18%

Computation of tangible realized common equity to tangible assets:
Total equity	$1,474,536
Less: Non-controlling interest in subsidiaries	11,603
Total TCF stockholders’ equity	1,462,933
Less:
Accumulated other comprehensive income	25,046
Goodwill	152,599
Other intangibles	1,318
Tangible realized common equity	$1,283,970

Total assets	$18,030,045
Less:
Goodwill	152,599
Other intangibles	1,318
Tangible assets	$17,876,128

Tangible realized common equity to tangible assets	7.18%

1                   In contrast to GAAP-basis measures, tangible realized common equity excludes the effect of goodwill, other intangibles and accumulated other comprehensive income (loss). Management reviews tangible realized common equity as an ongoing measure and has included this information because of current interest in the industry.  The methodology for calculating tangible realized common equity may vary between companies.

36.)                           Source References & Footnotes

Slide: Corporate Profile

34th largest U.S. bank - Ipreo; 3/31/10

24th largest branch network - SNL Financial, LC; 2Q10

5th largest in campus card relationships - CR80News; Spring 2010

10th largest issuer of Visa Classic - Visa; 1Q10; ranked by sales volume

12th largest issuer of Visa Commercial - Visa; 1Q10; ranked by sales volume

13th largest bank affiliated leasing company - The Monitor; 2010 Monitor 100

Slide: Diversified Revenue Base

KBW Regional Banking Index net interest margin data - KBW & SNL Financial LC; 3/31/10

Slide: Card Revenue

10th largest issuer of Visa Classic - Visa; 1Q10; ranked by sales volume

12th largest issuer of Visa Commercial - Visa; 1Q10; ranked by sales volume

Slide: Leasing and Equipment Finance

13th largest bank-affiliated leasing company - The Monitor; 2010 Monitor Bank 100

29nd largest equipment finance/leasing company - The Monitor; 2010 Monitor 100

Slide: Classified Wholesale Loans & Leases

Classified wholesale loans and leases excludes non-accrual loans and leases, over 90-day delinquent loans and leases, real estate owned, and repossessed assets and includes commercial loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement

Slide: Home Price Trends

Home price data - S&P/Case-Shiller Home Price Index

Slide: Net Charge-offs vs. Other Banks

Net charge-off data - SNL Financial LC; 3/31/10